Exhibit 99.1

Staples, Inc. Announces Second Quarter 2015 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--August 19, 2015--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended August 1, 2015. Total company sales for the second quarter of 2015 were $4.9 billion, a decrease of five percent compared to the second quarter of 2014. On a GAAP basis, the company reported net income of $36 million, or $0.06 per diluted share. Second quarter 2015 results on a GAAP basis include pre-tax charges of $24 million related to restructuring and related activities, as well as $34 million related to the acquisition of Office Depot.

Total company sales increased one percent during the second quarter, excluding the impact of store closures in North America during the past year and changes in foreign exchange rates. Excluding the impact of charges taken during the second quarter of 2015, the company reported non-GAAP net income of $76 million, or $0.12 per diluted share, compared to second quarter 2014 non-GAAP net income of $75 million, or $0.12 per diluted share.

“Our second quarter results were in-line with our expectations and reflect steady progress on our strategic reinvention,” said Ron Sargent, Staples’ chairman and chief executive officer. “We continued to drive growth in our delivery businesses and in categories beyond office supplies, and we grew operating income during the second quarter. We remain on track with the acquisition of Office Depot, which we expect to close by the end of 2015.”

Second Quarter 2015 Highlights

  Achieved North American Commercial sales growth of three percent.
  Grew North American copy and print sales in comparable stores, Staples.com and Contract.
  Increased total company gross profit as a percentage of sales by 54 basis points on a GAAP basis, or 44 basis points after excluding a $5 million charge related to inventory write-downs in the prior year.
  Grew operating income in North American Commercial and North American Stores and Online.
  Secured more than $50 million of annualized cost savings during the second quarter of 2015.
  Secured more than $400 million of annualized cost savings since the beginning of 2014, as part of a previously announced plan to eliminate at least $500 million of annualized costs in 2014 and 2015 combined.
  Closed 15 stores in North America during the second quarter of 2015.
  Closed 212 stores in North America since the beginning of 2014, as part of a previously announced plan to close at least 225 stores in 2014 and 2015 combined.

Second Quarter 2015 Financial Summary
	Second Quarter
(dollar amounts in millions, except per share data)	2015	2014	Change
Total company sales	$4,937	$5,220	-5.4%
Total company sales growth excluding the impact of store closures and changes in foreign exchange rates*			0.7%

GAAP operating income	$92	$19	$73
Non-GAAP operating income*	$126	$120	$6

GAAP operating income rate	1.9%	0.4%	151 basis points
Non-GAAP operating income rate*	2.6%	2.3%	26 basis points

GAAP net income	$36	$82	-$46
Non-GAAP net income*	$76	$75	$1

GAAP earnings per diluted share	$0.06	$0.13	-54%
Non-GAAP earnings per diluted share*	$0.12	$0.12	0%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Total company non-GAAP operating income rate increased 26 basis points to 2.56 percent from an operating income rate of 2.30 percent achieved during the second quarter of 2014. This increase reflects improved product margin rate in North American Stores and Online, as well as reduced rent expense. This was partially offset by the negative impact of lower sales on fixed expenses.

The company generated operating cash flow of $300 million and invested $138 million in capital expenditures year to date, resulting in free cash flow of $162 million for the first half of 2015, a decrease of $32 million compared to the first half of 2014. The company ended the quarter with $1.7 billion in liquidity, including $611 million in cash and cash equivalents.

North American Stores and Online
	Second Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,108	$2,282	-7.6%
Comparable sales*			-2%
Comparable store sales			-3%
Staples.com local currency sales growth			1%

Operating income	$28	$28	$0
Operating income rate	1.3%	1.2%	11 basis points

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

Sales for the second quarter of 2015 were $2.1 billion, a decrease of eight percent compared to the second quarter of 2014. Sales growth was negatively impacted by approximately four percent due to store closures during the past year. Changes in foreign exchange rates also negatively impacted second quarter 2015 sales growth by approximately three percent. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, decreased two percent versus the prior year. Sales declines in mobility, business machines, technology accessories, and computers were partially offset by growth in ink and toner, copy and print, and facilities supplies. Comparable store sales decreased three percent, reflecting a two percent decline in average order size and a one percent decline in traffic versus the prior year. Staples.com sales declined one percent in U.S. dollars and grew one percent on a local currency basis during the second quarter of 2015.

Operating income rate increased 11 basis points to 1.3 percent compared to the second quarter of 2014. This increase primarily reflects improved product margin rate in retail stores and online, as well as reduced labor, rent and other operating expenses in stores. This was partially offset by the negative impact of lower sales on fixed expenses.

North American Commercial
	Second Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$2,049	$1,997	2.6%

Operating income	$138	$131	$7
Operating income rate	6.7%	6.5%	19 basis points

Sales for the second quarter of 2015 were $2.0 billion, an increase of three percent compared to the second quarter of 2014. This primarily reflects growth in facilities supplies, breakroom supplies, furniture, and promotional products, partially offset by sales declines in ink and toner and paper.

Operating income rate increased 19 basis points to 6.7 percent compared to the second quarter of 2014. This increase primarily reflects the favorable impact of higher sales on fixed expenses. It also reflects increased product margin rate and lower marketing expense. This was partially offset by continued investments in sales force to drive growth in categories beyond office supplies.

International Operations
	Second Quarter
(dollar amounts in millions)	2015	2014	Change
Sales	$780	$941	-17.2%

Operating loss	-$22	-$22	$0
Operating loss rate	-2.8%	-2.3%	-52 basis points

Sales for the second quarter of 2015 were $780 million, a decrease of 17 percent in U.S. dollars and a decrease of one percent on a local currency basis compared to the second quarter of 2014. This was primarily driven by a four percent decline in comparable store sales in Europe.

Operating income rate for International Operations decreased 52 basis points to an operating loss of 2.8 percent compared to the second quarter of 2014. This decrease primarily reflects lower product margin rate in Europe, partially offset by improved profitability in Australia and China.

Outlook

For the third quarter of 2015, the company expects sales to decrease versus the third quarter of 2014. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.33 to $0.36 for the third quarter of 2015. The company’s guidance reflects a sequential increase in the unfavorable impact of the stronger U.S. dollar on sales and earnings. The company’s earnings guidance excludes any potential impact related to restructuring and other related activities or costs related to the company’s planned acquisition of Office Depot. For the full year 2015, the company expects to generate more than $600 million of free cash flow.

Presentation of Non-GAAP Information

This press release presents certain results with and without restructuring and related charges, long-lived asset impairment, inventory write-downs, and costs related to the acquisition of Office Depot. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates and with and without the impact of store closures. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that current estimates for charges to be incurred related to restructuring initiatives, the planned acquisition of Office Depot, and the potential related impact on cash flow represent broad ranges which are based on preliminary analysis and are subject to change as plans become finalized.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples makes it easy to make more happen with more products and more ways to shop. Through its world-class retail, online and delivery capabilities, Staples lets customers shop however and whenever they want, whether it’s in-store, online or on mobile devices. Staples offers more products than ever, such as technology, facilities and breakroom supplies, furniture, safety supplies, medical supplies, and Copy and Print services. Headquartered outside of Boston, Staples operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of the risks and uncertainties, including but not limited to those factors discussed or referenced in our Annual Report on Form 10-K filed on March 6, 2015, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	August 1, 2015	January 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$611	$627
Receivables, net	1,862	1,928
Merchandise inventories, net	2,360	2,144
Deferred income tax assets	214	224
Prepaid expenses and other current assets	327	252
Total current assets	5,374	5,175

Property and equipment:
Land and buildings	926	948
Leasehold improvements	1,201	1,231
Equipment	2,798	2,825
Furniture and fixtures	984	1,016
Total property and equipment	5,909	6,020
Less: Accumulated depreciation	4,312	4,314
Net property and equipment	1,597	1,706

Intangible assets, net of accumulated amortization	310	335
Goodwill	2,662	2,680
Other assets	383	412
Total assets	$10,326	$10,308
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,129	$1,867
Accrued expenses and other current liabilities	1,193	1,332
Debt maturing within one year	90	92
Total current liabilities	3,412	3,291

Long-term debt, net of current maturities	1,018	1,018
Other long-term obligations	673	686

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 944,769,441 and 643,528,252 shares at August 1, 2015 and 941,561,541 shares and 640,320,352 shares at January 31, 2015, respectively	1	1
Additional paid-in capital	4,966	4,935
Accumulated other comprehensive loss	(1,104)	(1,041)
Retained earnings	6,771	6,829
Less: Treasury stock at cost, 301,241,189 shares at August 1, 2015 and January 31, 2015	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	5,215	5,305
Noncontrolling interests	8	8
Total stockholders’ equity	5,223	5,313
Total liabilities and stockholders’ equity	$10,326	$10,308

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Sales	$4,937	$5,220	$10,198	$10,874
Cost of goods sold and occupancy costs	3,673	3,912	7,588	8,156
Gross profit	1,264	1,308	2,610	2,718
Operating expenses:
Selling, general and administrative	1,131	1,180	2,302	2,403
Impairment of long-lived assets	1	5	23	27
Restructuring charges	23	88	64	102
Amortization of intangibles	17	15	34	30
Total operating expenses	1,172	1,289	2,423	2,562

Gain on sale of businesses and assets, net	—	—	3	22

Operating income	92	19	190	178

Other income (expense):
Interest income	1	1	2	2
Interest expense	(35)	(13)	(51)	(25)
Other income (expense), net	(2)	5	(1)	5
Income before income taxes	56	12	140	160
Income tax expense (benefit)	20	(70)	45	(18)
Net income	$36	$82	$95	$178

Earnings Per Share:
Basic Earnings Per Common Share	$0.06	$0.13	$0.15	$0.28
Diluted Earnings Per Common Share	$0.06	$0.13	$0.15	$0.27

Weighted Average Shares Outstanding:
Basic	641	641	640	642
Diluted	647	647	646	648

Dividends declared per common share	$0.12	$0.12	$0.24	$0.24

Comprehensive income	$(49)	$11	$33	$178

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)

	26 Weeks Ended
	August 1, 2015	August 2, 2014
Operating Activities:
Net income	$95	$178
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	198	200
Amortization of intangibles	34	30
Gain on sale of businesses and assets, net	(3)	(22)
Impairment of long-lived assets	23	27
Inventory write-downs related to restructuring activities	—	16
Stock-based compensation	34	37
Excess tax benefits from stock-based compensation arrangements	(4)	—
Deferred income tax expense (benefit)	1	(11)
Other	4	7
Changes in assets and liabilities:
Decrease in receivables	51	13
Increase in merchandise inventories	(231)	(219)
Increase in prepaid expenses and other assets	(57)	(71)
Increase in accounts payable	277	163
Decrease in accrued expenses and other liabilities	(126)	(43)
Increase in other long-term obligations	4	—
Net cash provided by operating activities	300	304

Investing Activities:
Acquisition of property and equipment	(138)	(110)
Proceeds from the sale of property and equipment	8	3
Sale of businesses, net	—	50
Acquisition of businesses, net of cash acquired	(21)	(68)
Net cash used in investing activities	(151)	(124)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	23	20
Proceeds from borrowings	3	13
Payments on borrowings, including payment of deferred financing fees	(14)	(14)
Cash dividends paid	(153)	(154)
Excess tax benefits from stock-based compensation arrangements	4	—
Repurchase of common stock	(21)	(126)
Net cash used in financing activities	(158)	(261)
Effect of exchange rate changes on cash and cash equivalents	(7)	(2)
Net decrease in cash and cash equivalents	(16)	(83)
Cash and cash equivalents at beginning of period	627	493
Cash and cash equivalents at end of period	611	409
Add: Cash and cash equivalents attributed to disposal group held for sale at February 1, 2014	—	8
Cash and cash equivalents at the end of the period	$611	$417

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
	Sales
North American Stores & Online	$2,108	$2,282	$4,479	$4,916
North American Commercial	2,049	1,997	4,157	4,053
International Operations	780	941	1,562	1,905
Total segment sales	$4,937	$5,220	$10,198	$10,874

	Business Unit Income (Loss)
North American Stores & Online	$28	$28	$103	$120
North American Commercial	138	131	272	266
International Operations	(22)	(22)	(42)	(47)
Business unit income	144	136	333	340
Stock-based compensation	(17)	(16)	(34)	(37)
Impairment of long-lived assets	(1)	(5)	(23)	(27)
Restructuring charges	(23)	(88)	(64)	(102)
Inventory write-downs related to restructuring activities	—	(5)	—	(16)
Accelerated depreciation related to restructuring activities	(1)	(2)	(5)	(2)
Gain on sale of businesses and assets, net	—	—	3	22
Interest and other expense, net	(36)	(7)	(50)	(18)
Merger-related costs	(10)	—	(20)	—
Income before income taxes	$56	$12	$140	$160

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)

For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below (amounts in millions, except per share data):

	13 Weeks Ended
	August 1, 2015
	GAAP	Restructuring charges	Impairment of long- lived assets & accelerated depreciation	Merger-related costs	Non-GAAP
Operating income	$92	$23	$1	$10	$126
Interest and other expense, net	36			24	12
Income before income taxes	56				114

Income tax expense	20				20
Adjustments	—				18
Adjusted income tax expense	20				38

Net income	$36				$76

Effective tax rate	35.4%				33.5%

Diluted earnings per common share	$0.06				$0.12

	26 Weeks Ended
	August 1, 2015
	GAAP	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Gain on sale of assets, net	Merger-related costs	Non-GAAP
Operating income	$190	$64	$28	$(3)	$20	$299
Interest and other expense, net	50				28	22
Income before income taxes	140					277

Income tax expense	45					45
Adjustments	—					48
Adjusted income tax expense	45					93

Net income	$95					$184

Effective tax rate	32.2%					33.5%

Diluted earnings per common share	$0.15					$0.28

	13 Weeks Ended
	August 2, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Non-GAAP
Sales	$5,220				$5,220
Gross profit	1,308	$5	—	—	1,313
Gross profit rate	25.1%				25.2%

Operating income	19	5	$88	$7	120
Interest and other expense, net	7				7
Income before income taxes	12				113

Income tax benefit	(70)				(70)
Reduction of liability for unrecognized tax benefits & other discrete tax items	—				67
Tax benefit on charges related to restructuring activities	—				41
Adjusted income tax (benefit) expense	(70)				38

Net income	$82				$75

Effective tax rate	(581.0)%				33.5%

Diluted earnings per common share	$0.13				$0.12

	26 Weeks Ended
	August 2, 2014
	GAAP	Inventory write-downs	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Gain on sale of businesses, net	Non-GAAP
Sales	$10,874					$10,874
Gross profit	2,718	$16				2,734
Gross profit rate	25.0%					25.1%

Operating income	178	16	$102	$29	$(22)	303
Interest and other expense, net	(18)					(18)
Income before income taxes	160					285

Income tax benefit	(18)					(18)
Reduction of liability for unrecognized tax benefits & other discrete tax items	—					58
Tax benefit on charges related to restructuring activities	—					55
Adjusted income tax (benefit) expense	(18)					95

Net income	178					190

Effective tax rate	(11.2)%					33.5%

Diluted earnings per common share	$0.27					$0.29

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar amounts in Millions)
(Unaudited)

Staples.com Sales Growth
	Second quarter of fiscal 2015	Second quarter of fiscal 2014	Change
GAAP sales	$541	$546	$(5)
GAAP sales growth	(1.1)%

Impact of changes in exchange rates	$13

Non-GAAP sales	$554	$546	$8
Non-GAAP sales growth	1.3%

	Year-to-date fiscal 2015	Year-to-date fiscal 2014	Change
GAAP sales	$1,136	1,136	$—
GAAP sales growth	—%

Impact of changes in exchange rates	$25

Non-GAAP sales	$1,161	$1,136	$25
Non-GAAP sales growth	2.3%
	13 Weeks Ended August 1, 2015
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(7.6)%	2.8%	(4.8)%
North American Commercial	2.6%	0.9%	3.5%
International Operations	(17.2)%	16.3%	(0.9)%
Total sales	(5.4)%	4.5%	(0.9)%

	26 Weeks Ended Ended August 1, 2015
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(8.9)%	2.5%	(6.4)%
North American Commercial	2.6%	0.8%	3.4%
International Operations	(18.0)%	16.4%	(1.6)%
Total sales	(6.2)%	4.3%	(1.9)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth (continued)
(Unaudited)

13 Weeks Ended August 1, 2015
GAAP sales growth	(5.4)%
Impact of change in exchange rates	(4.5)%
Impact of store closures	(1.6)%
Non-GAAP sales growth	0.7%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	26 Weeks Ended
	August 1, 2015	August 2, 2014
Net cash provided by operating activities	$300	$304
Acquisition of property and equipment	(138)	(110)
Free cash flow	$162	$194

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Investor Contact:
Chris Powers or Kevin Barry, 508-253-4632/1487